UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2015
STARTEK, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 E. Maplewood Ave., Suite 100, Greenwood Village, CO 80111
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 8, 2015, StarTek, Inc. (the "Company") filed a Current Report on Form 8-K (the Original Form 8-K) reporting that we filed a presentation for investors. We have modified the investor presentation to correct errors on Slides 13 and 21 and to correct the contact information on Slide 26. This Amendment No. 1 on Form 8-K/A amends Item 9.01 of the Original Form 8-K to include the revised investor presentation. No other changes have been made to the Original Filing.

Item 7.01 Regulation FD.

A copy of materials that may be used in investor presentations delivered by representatives of StarTek, Inc. (the “Company”) from time to time is attached to this Current Report on Form 8-K as Exhibit 99.1. These materials are dated September 2015 and the Company disclaims any obligation to correct or update these materials in the future.
The information contained in this Current Report Form 8-K that is furnished under this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)    The following exhibit is furnished with this report:

Exhibit Number	Exhibit Description

99.1	STARTEK, Inc. Investor Presentation dated September 2015

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: October 9, 2015	By:	/s/ Lisa A. Weaver
Lisa A. Weaver Senior Vice President and Chief Financial Officer